NSAR:
811-06730	AB LARGE CAP GROWTH FUND, INC.
77Q1

ADVISORY AGREEMENT

AB LARGE CAP GROWTH FUND, INC.
1345 Avenue Of The Americas
New York, New York 10105


September 17,
1992, As
amended as of
October 13,
1998,
September 7,
2004, June 14,
2006 and
February 3,
2017


AllianceBernstein L.P.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

		We, the undersigned AB Large Cap Growth
Fund, Inc. formerly known as AllianceBernstein Large Cap
Growth Fund, Inc. herewith confirm our agreement with
you as follows:
		1.	We are an, open-end, diversified
management investment company registered under the
Investment Company Act of 1940, as amended the Act.
We are currently authorized to issue separate classes of
shares and our Directors are authorized to reclassify and
issue any unissued shares to any number of additional
classes or series portfolios each having its own investment objective, policies and restrictions, all as more fully described in the prospectus and the statement of additional information constituting parts of the Registration Statement filed on our behalf under the Securities Act of 1933, as amended, and the Act. We propose to engage in the business of investing and reinvesting the assets of each of
our portfolios in securities the portfolio assets of the type and in accordance with the limitations specified in our Articles of Incorporation, By-Laws, Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Act, and any
representations made in our prospectus and statement of additional information, all in such manner and to such extent as may from time to time be authorized by our Board
of Directors.  We enclose copies of the documents listed
above and will from time to time furnish you with any
amendments thereof.
		2.	a	We hereby employ you to
manage the investment and reinvestment of the portfolio
assets as above specified and, without limiting the
generality of the foregoing, to provide management and
other services specified below.
			b	You will make decisions with
respect to all purchases and sales of the portfolio assets. To carry out such decisions, you are hereby authorized, as our agent and attorney- in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of the portfolio assets. In all purchases, sales and other transactions in the portfolio assets you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as we might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.
			c	You will report to our Board
of Directors at each meeting thereof all changes in the portfolio assets since the prior report, and will also keep us in touch with important developments affecting the portfolio assets and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning
the individual issuers whose securities are included in the portfolio assets, the industries in which they engage, or the conditions prevailing in the economy generally. You will also furnish us with such statistical and analytical information with respect to the portfolio assets as you may believe appropriate or as we reasonably may request. In making such purchases and sales of the portfolio assets,
you will bear in mind the policies set from time to time by
our Board of Directors as well as the limitations imposed
by our Articles of Incorporation and in our Registration Statement under the Act and the Securities Act of 1933, the limitations in the Act and of the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies and the investment objective, policies and restrictions applicable to each of our portfolios.
			d	It is understood that you will
from time to time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you.
No obligation may be incurred on our behalf in any such respect. During the continuance of this agreement at our request you will provide us persons satisfactory to our
Board of Directors to serve as our officers. You or your affiliates will also provide persons, who may be our officers, to render such clerical, accounting and other services to us as we may from time to time request of you.
Such personnel may be employees of you or your affiliates.
We will pay to you or your affiliates the cost of such personnel for rendering such services to us, provided that all time devoted to the investment or reinvestment of the portfolio assets shall be for your account. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties. Furthermore, you or your affiliates shall furnish us without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject. You or your affiliates shall also be responsible for the payment of any expenses incurred in promoting the sale of our shares other than the portion of the promotional expenses to be
borne by us in accordance with an effective plan pursuant
to Rule 12b-1 under the Act and the costs of printing our prospectuses and other reports to shareholders and fees related to registration with the Securities and Exchange Commission and with state regulatory authorities.
		3.	It is further agreed that you shall be
responsible for the portion of the net expenses of each of
our portfolios except interest, taxes, brokerage, fees paid in accordance with an effective plan pursuant to Rule 12b-1 under the Act, expenditures which are capitalized in
accordance with generally accepted accounting principles
and extraordinary expenses, all to the extent permitted by applicable state law and regulation incurred by us during each of our fiscal years or portion thereof that this
agreement is in effect between us which, as to a portfolio,
in any such year exceeds the limits applicable to such portfolio under the laws or regulations of any state in which our shares are qualified for sale reduced pro rata for any portion of less than a year. We hereby confirm that, subject to the foregoing, we shall be responsible and hereby assume the obligation for payment of all our other
expenses, including: a payment of the fee payable to you
under paragraph 5 hereof; b custody, transfer, and dividend disbursing expenses; c fees of directors who are not your affiliated persons; d legal and auditing expenses; e clerical, accounting and other office costs; f the cost of personnel providing services to us, as provided in subparagraph d of paragraph 2 above; g costs of printing our prospectuses and stockholder reports; h cost of maintenance of corporate existence; i interest charges, taxes, brokerage fees and commissions; j costs of stationery and supplies; k expenses and fees related to registration and filing with the Securities and Exchange Commission and with state regulatory authorities; and l such promotional expenses as may be contemplated by an effective plan pursuant to Rule 12b-1 under the Act provided, however, that our payment of such promotional expenses shall be in the amounts, and in accordance with the procedures, set forth in such plan.
		4.	We shall expect of you, and you will
give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you
shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross
negligence in the performance of your duties hereunder, or
by reason of your reckless disregard of your obligations
and duties hereunder.
		5.	In consideration of the foregoing we
will pay you a monthly fee at an annualized rate of 0.60 of 1.00% of the first $2.5 billion, 0.50 of 1.00% of the excess over $2.5 billion up to $5 billion and 0.45 of 1.00% of the excess over $5 billion of our average daily net assets. Such fee shall be payable in arrears on the last day of each calendar month for services performed hereunder during such month. If this agreement becomes effective after the beginning of a month or terminates prior to the end of a month, such fee shall be prorated according to the
proportion which such portion of the month bears to the full month.
		6.	This agreement shall become
effective on the date hereof and shall continue in effect
until July 31, 1999 and shall continue in effect thereafter with respect to each portfolio so long as its continuance is specifically approved at least annually by the Board of Directors or by the vote of a majority of the outstanding voting securities of such portfolio as defined in the Act, and, in either case, by a majority of the Board of Directors who are not parties to this agreement or interested persons, as defined in the Act, of any party to this agreement other than as Directors of our corporation, provided further, however, that if the continuation of this agreement is not approved as to a portfolio, you may continue to render to such portfolio the services described herein in the manner
and to the extent permitted by the Act and the rules and regulations thereunder. Upon the effectiveness of this agreement, it shall supersede all previous agreements between us covering the subject matter hereof.  This
agreement may be terminated with respect to any portfolio
at any time, without the payment of any penalty, by vote of
a majority of the outstanding voting securities as so defined of such portfolio, or by a vote of the Board of Directors on
60 days written notice to you, or by you with respect to any portfolio on 60 days written notice to us.
		7.	This agreement may not be
transferred, assigned, sold or in any manner hypothecated
or pledged by you and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The term transfer, assignment and sale as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.
		8.	a	Except to the extent
necessary to perform your obligations hereunder, nothing
herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the officers or directors of AllianceBernstein Corporation, your general partner, who may also be a Director, officer or employee of ours, or persons otherwise affiliated with us within the meaning of the Act to engage in any other business or to devote time and attention to the management or other
aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation, firm, individual or association.
			b	You will notify us of any
change in the general partners of your partnership within a reasonable time after such change.
		9.	If you cease to act as our investment
adviser, or, in any event, if you so request in writing, we agree to take all necessary action to change our name to a name not including the terms Alliance, Bernstein or AllianceBernstein. You may from time to time make available without charge to us for our use such marks or symbols owned by you, including marks or symbols containing the terms Alliance, Bernstein or
AllianceBernstein or any variation thereof, as you may
consider appropriate. Any such marks or symbols so made available will remain your property and you shall have the right, upon notice in writing, to require us to cease the use of such mark or symbol at any time.
		10.	This Agreement shall be construed in
accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Act.
		If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.
						Very truly
yours,


						AB Large Cap
Growth Fund, Inc.


						By:
	/s/Nancy E. Hay_____
							Name:
Nancy E. Hay
							Title:
Secretary

Agreed to and accepted as of

September 17, 1992, as amended
October 13, 1998, September 7, 2004, June 14, 2006
and February 3, 2017

AllianceBernstein L.P.


By:	/s/ Emilie D. Wrapp ___
	Name:  Emilie D. Wrapp
	Title: Secretary






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